Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  August 1st, 2007
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                  $563,587,000
                                  Approximately

                  Morgan Stanley Home Equity Loan Trust 2007-3
                Mortgage Pass-Through Certificates, Series 2007-3

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be
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another email system.

                           Approximately $563,587,000
                  Morgan Stanley Home Equity Loan Trust 2007-3
                Mortgage Pass-Through Certificates, Series 2007-3

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------

-----------------------------------------------------------------------------------------------------------------------------------
                       Original                                        Modified
                         Class                                        Duration to                          Initial
Offered               Certificate  Expected Ratings   Avg Life to    Call(1)(3) /   Payment Window to   Subordination
Classes  Description   Balance(4)  (S&P / Moody's)   Call(1)/Mty(2)    Mty(2)(3)    Call(1) / Mty(2)        Level        Benchmark
-----------------------------------------------------------------------------------------------------------------------------------
  A-1      Floater    242,294,000     AAA / Aaa       0.80 / 0.80     0.77 / 0.77    1 - 21 / 1 - 21       24.90%       1 Mo. LIBOR
  A-2      Floater     63,684,000     AAA / Aaa       2.00 / 2.00     1.87 / 1.87   21 - 29 / 21 - 29      24.90%       1 Mo. LIBOR
  A-3      Floater     97,510,000     AAA / Aaa       3.50 / 3.50     3.11 / 3.11   29 - 69 / 29 - 69      24.90%       1 Mo. LIBOR
  A-4      Floater     53,342,000     AAA / Aaa       7.98 / 8.78     6.24 / 6.63  69 - 117 / 69 - 205     24.90%       1 Mo. LIBOR
  M-1      Floater     27,373,000     AA+ / Aa1       5.46 / 5.72     4.47 / 4.60  43 - 117 / 43 - 179     20.40%       1 Mo. LIBOR
  M-2      Floater     17,336,000      AA / Aa2       5.39 / 5.63     4.41 / 4.52  42 - 117 / 42 - 171     17.55%       1 Mo. LIBOR
  M-3      Floater      6,083,000      AA / Aa3       5.37 / 5.60     4.36 / 4.48  41 - 117 / 41 - 166     16.55%       1 Mo. LIBOR
  M-4      Floater      6,083,000     AA- / Aa3       5.36 / 5.58     4.34 / 4.45  41 - 117 / 41 - 163     15.55%       1 Mo. LIBOR
  M-5      Floater      5,171,000     AA- / A1        5.36 / 5.57     4.26 / 4.36  41 - 117 / 41 - 161     14.70%       1 Mo. LIBOR
  M-6      Floater      6,083,000      A+ / A1        5.34 / 5.55     4.23 / 4.33  40 - 117 / 40 - 159     13.70%       1 Mo. LIBOR
  M-7      Floater      3,954,000      A+ / A2        5.33 / 5.54     4.20 / 4.30  40 - 117 / 40 - 156     13.05%       1 Mo. LIBOR
  M-8      Floater      6,083,000       A / A2        5.33 / 5.53     4.20 / 4.29  40 - 117 / 40 - 154     12.05%       1 Mo. LIBOR
  M-9      Floater      7,300,000      A- / A3        5.31 / 5.50     4.19 / 4.27  39 - 117 / 39 - 151     10.85%       1 Mo. LIBOR
  B-1      Floater      3,346,000    BBB+ / Baa1      5.31 / 5.49     4.15 / 4.23  39 - 117 / 39 - 147     10.30%       1 Mo. LIBOR
  B-2      Floater      3,954,000    BBB+ / Baa2      5.31 / 5.48     4.15 / 4.23  39 - 117 / 39 - 145      9.65%       1 Mo. LIBOR
  B-3      Floater      6,083,000     BBB / Baa2      5.31 / 5.46     4.15 / 4.22  38 - 117 / 38 - 143      8.65%       1 Mo. LIBOR
  B-4      Floater      7,908,000    BBB- / Baa3      5.29 / 5.42     4.14 / 4.19  38 - 117 / 38 - 138      7.35%       1 Mo. LIBOR
  B-5      Floater      8,212,000     BB+ / Ba1                           Not offered                       6.00%       1 Mo. LIBOR
  B-6      Floater      7,604,000      BB / Ba2                           Not offered                       4.75%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
------      (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 10%. Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

Issuing Entity:                  Morgan Stanley Home Equity Loan Trust 2007-3.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Original Loan Sellers:           Accredited Home Lenders, Inc. (41.36%), First
                                 NLC Financial Services, LLC (38.85%), Decision
                                 One Mortgage Company, LLC (19.71%), and Others
                                 (0.08%)

Master Servicer:                 Wells Fargo Bank, National Association

Servicers:                       Saxon Mortgage Services, Inc. (69.42%),
                                 Countrywide Home Loans Servicing LP (30.47%)
                                 and Wells Fargo Bank, National Association
                                 (0.11%)

Swap Provider and Cap Provider:  Morgan Stanley Capital Services Inc.

Trustee:                         Deutsche Bank National Trust Company

Securities and Swap
Administrator:                   Wells Fargo Bank, National Association

Underwriter:                     Morgan Stanley & Co. Incorporated

Custodians:                      LaSalle Bank National Association and Wells
                                 Fargo Bank, National Association

Rating Agencies:                 Standard & Poor's Ratings Service, Moody's
                                 Investors Service, Inc.

Offered Certificates:            The Class A-1, A-2, A-3, A-4, M-1, M-2, M-3,
                                 M-4, M-5, M-6, M-7, M-8, M-9, B-1, B-2, B-3,
                                 and B-4 Certificates.

Non-Offered Subordinate          The Class B-5 and B-6 Certificates.
Certificates:

LIBOR Certificates:              The Offered Certificates and the Non-Offered
                                 Subordinate Certificates.

Class A Certificates:            The Class A-1, A-2, A-3 and A-4 Certificates.

Expected Closing Date:           August 15, 2007 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    July 1, 2007.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning August 27, 2007.

Final Scheduled Distribution     For all LIBOR Certificates, the Distribution
Date:                            Date occurring in July 2037.

Minimum Denomination:            The LIBOR Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the period
                                 commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:         The interest accrual period for the LIBOR
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Issuing Entity will consist of
                                 approximately $608.3 million of adjustable- and fixed-rate sub-prime residential, first-lien mortgage loans.

Pricing Prepayment Speed:        o     Fixed Rate Mortgage Loans: CPR starting
                                       at approximately 4% CPR in month 1 and
                                       increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o     ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The LIBOR Certificates are credit enhanced by:
                                 1)    Net monthly excess cashflow from the
                                       Mortgage Loans after taking into account
                                       certain payments received or paid by the
                                       Issuing Entity pursuant to the interest
                                       rate swap agreement,
                                 2)    4.75% overcollateralization (funded
                                       upfront). On and after the Stepdown Date,
                                       so long as a Trigger Event is not in
                                       effect, the required
                                       overcollateralization will equal 9.50% of
                                       the aggregate stated principal balance of
                                       the Mortgage Loans as of the last day of
                                       the applicable Due Period, subject to a
                                       0.50% floor, based on the aggregate
                                       stated principal balance of the Mortgage
                                       Loans as of the Cut-off Date, and
                                 3)    Subordination of distributions on the
                                       more subordinate classes of certificates
                                       (if applicable) to the required
                                       distributions on the more senior classes
                                       of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Certificate Balance of the subordinate
                                 certificates (together with any
                                 overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Stepdown Date:                   The later to occur of:
                                 (x)   The earlier of:
                                       (a)   The Distribution Date occurring in
                                             August 2010; and
                                       (b)   The Distribution Date following the
                                             Distribution Date on which the
                                             aggregate balance of the Class A
                                             Certificates is reduced to zero;
                                             and
                                 (y)   The first Distribution Date on which the
                                       Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 49.80%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans in foreclosure and Mortgage
                                 Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding    32.13% of the Senior Enhancement Percentage

                                 On and after Class A pays off Percentage   39.22% of the Class M-1 Enhancement

                                 On and after M-1 pays off Percentage       45.58% of the Class M-2 Enhancement


Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                 Date through the last day of the related
                                 Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                                 Months 25-36           1.650% for the first month, plus an additional 1/12th of 2.050% for each month thereafter (e.g., 2.675% in Month 31)
                                 Months 37-48           3.700% for the first month, plus an additional 1/12th of 2.200% for each month thereafter (e.g., 4.800% in Month 43)
                                 Months 49-60           5.900% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 6.775% in Month 55)
                                 Months 61-72           7.650% for the first month, plus an additional 1/12th of 1.000% for each month thereafter (e.g., 8.150% in Month 67)
                                 Months 73-84           8.650% for the first month, plus an additional 1/12th of 0.015% for each month thereafter (e.g., 8.725% in Month 79)
                                 Month 85-thereafter    8.800%

Initial Subordination            Class A:     24.90%
Percentage:                      Class M-1:   20.40%
                                 Class M-2:   17.55%
                                 Class M-3:   16.55%
                                 Class M-4:   15.55%
                                 Class M-5:   14.70%
                                 Class M-6:   13.70%
                                 Class M-7:   13.05%
                                 Class M-8:   12.05%
                                 Class M-9:   10.85%
                                 Class B-1:   10.30%
                                 Class B-2:    9.65%
                                 Class B-3:    8.65%
                                 Class B-4:    7.35%
                                 Class B-5:    6.00%
                                 Class B-6:    4.75%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Optional Clean-up Call:          When the current aggregate stated principal
                                 balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                                 Date.

Step-up Coupons:                 For all LIBOR Certificates the coupon will
                                 increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first Distribution
                                 Date on which the Optional Clean-up Call is exercisable.

Class A Certificates             The Class A-1, A-2, A-3 and A-4 Certificates
                                 will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through Rate:     The Class M-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-7 Pass-Through Rate:     The Class M-7 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-8 Pass-Through Rate:     The Class M-8 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-9 Pass-Through Rate:     The Class M-9 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-4 Pass-Through Rate:     The Class B-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-5 Pass-Through Rate:     The Class B-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-6 Pass-Through Rate:     The Class B-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap
                                 Provider (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:               Beginning on the first Distribution Date, and
                                 for a period of 5 months thereafter, an
                                 Interest Rate Cap will be entered into by the Issuing Entity for the benefit of the LIBOR
                                 Certificates.

                                 For its duration, the Interest Rate Cap pays the Issuing Entity the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate of 7.350% (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment        Any payments from the Interest Rate Cap shall
Allocation:                      be available to pay any Basis Risk Carry
                                 Forward Amounts due to the LIBOR Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward
                                 Amounts remaining outstanding.

Expense Fee Rate:                For any Distribution Date, the sum of the
                                 Master Servicer fee rate and the Servicer fee rate.

Class A Basis Risk Carry         As to any Distribution Date, the supplemental
Forward Amount:                  interest amount for each of the Class A
                                 Certificates will equal the sum of:
                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at the Class A Certificates
                                        Pass-Through Rate (without regard to the WAC Cap) over interest due on such Certificates at a rate equal to the WAC Cap;
                                 (ii)   Any Class A Basis Risk Carry Forward
                                        Amount remaining unpaid from prior
                                        Distribution Dates; and
                                 (iii)  Interest on the amount in clause (ii) at
                                        the related Class A Certificates
                                        Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2, M-3,             As to any Distribution Date, the supplemental
M-4, M-5, M-6, M-7, M-8, M-9,    interest amount for each of the Class M-1, M-2,
B-1, B-2, B-3, B-4, B-5 and      M-3, M-4, M-5, M-6, M-7, M-8, M-9, B-1, B-2,
B-6 Basis Risk Carry Forward     B-3, B-4, B-5 and B-6 Certificates will equal
Amounts:                         the sum of:
                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at such Certificates'
                                        applicable Pass-Through Rate (without
                                        regard to the WAC Cap) over interest due on such Certificates at a rate equal to the WAC Cap;
                                 (ii)   Any Basis Risk Carry Forward Amount for
                                        such class remaining unpaid for such
                                        Certificate from prior Distribution
                                        Dates; and
                                 (iii)  Interest on the amount in clause (ii) at
                                        the Certificates' applicable
                                        Pass-Through Rate (without regard to the WAC Cap).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Distributions on        On each Distribution Date and after payments of
LIBOR Certificates:              any servicing and master servicing fees and
                                 other expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap
                                 Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider
                                 Payment has not been made to the Swap Account, interest distributions from any remaining
                                 Interest Remittance Amount will be allocated as follows:
                                 (i)    Concurrently, from the Interest
                                        Remittance Amount, to the Class A
                                        Certificates, their Accrued Certificate
                                        Interest and any unpaid Accrued
                                        Certificate Interest from prior
                                        Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                                 (ii)   to the Class M-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (iii)  to the Class M-2 Certificates, its
                                        Accrued Certificate Interest;
                                 (iv)   to the Class M-3 Certificates, its
                                        Accrued Certificate Interest;
                                 (v)    to the Class M-4 Certificates, its
                                        Accrued Certificate Interest;
                                 (vi)   to the Class M-5 Certificates, its
                                        Accrued Certificate Interest;
                                 (vii)  to the Class M-6 Certificates, its
                                        Accrued Certificate Interest;
                                 (viii) to the Class M-7 Certificates, its
                                        Accrued Certificate Interest;
                                 (ix)   to the Class M-8 Certificates, its
                                        Accrued Certificate Interest;
                                 (x)    to the Class M-9 Certificates, its
                                        Accrued Certificate Interest;
                                 (xi)   to the Class B-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (xii)  to the Class B-2 Certificates, its
                                        Accrued Certificate Interest;
                                 (xiii) to the Class B-3 Certificates, its
                                        Accrued Certificate Interest;
                                 (xiv)  to the Class B-4 Certificates, its
                                        Accrued Certificate Interest;
                                 (xv)   to the Class B-5 Certificates, its
                                        Accrued Certificate Interest; and
                                 (xvi)  to the Class B-6 Certificates, its
                                        Accrued Certificate Interest.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal Distributions on       On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i)    to the Swap Account, the sum of (x) all
                                        Net Swap Payments and (y) any Swap
                                        Termination Payment owed to the Swap
                                        Provider, other than Defaulted Swap
                                        Termination Payments owed to the Swap
                                        Provider to the extent a Replacement
                                        Swap Provider Payment has not been made
                                        to the Swap Account;
                                 (ii)   to the Class A Certificates, allocated
                                        between the Class A Certificates as
                                        described below, until the Class
                                        Certificate Balances have been reduced
                                        to zero;
                                 (iii)  to the Class M-1 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (iv)   to the Class M-2 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (v)    to the Class M-3 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (vi)   to the Class M-4 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (vii)  to the Class M-5 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (viii) to the Class M-6 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (ix)   to the Class M-7 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (x)    to the Class M-8 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xi)   to the Class M-9 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xii)  to the Class B-1 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xiii) to the Class B-2 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xiv)  to the Class B-3 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xv)   to the Class B-4 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (xvi)  to the Class B-5 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero; and
                                 (xvii) to the Class B-6 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal Distributions on       On each Distribution Date (a) on or after the
LIBOR Certificates:              Stepdown Date and (b) on which a Trigger Event
(continued)                      is not in effect, principal distributions from
                                 the Principal Distribution Amount will be allocated as follows:
                                 (i)    to the Swap Account, the sum of (x) all
                                        Net Swap Payments and (y) any Swap
                                        Termination Payment owed to the Swap
                                        Provider, other than Defaulted Swap
                                        Termination Payments owed to the Swap
                                        Provider to the extent a Replacement
                                        Swap Provider Payment has not been made
                                        to the Swap Account;
                                 (ii)   to the Class A Certificates, the lesser
                                        of the remaining Principal Distribution
                                        Amount and the Class A Principal
                                        Distribution Amount, allocated among the
                                        Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                                 (iii)  to the Class M-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (iv)   to the Class M-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (v)    to the Class M-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (vi)   to the Class M-4 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-4
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (vii)  to the Class M-5 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-5
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (viii) to the Class M-6 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-6
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (ix)   to the Class M-7 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-7
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (x)    to the Class M-8 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-8
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xi)   to the Class M-9 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-9
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xii)  to the Class B-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xiii) to the Class B-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xiv)  to the Class B-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xv)   to the Class B-4 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-4
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (xvi)  to the Class B-5 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-5
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero; and
                                 (xvii) to the Class B-6 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-6
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero.

Class A Principal Allocation:    Except as described below, the Class A
                                 Certificates will receive principal
                                 sequentially: the Class A-2 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-1
                                 Certificates has been reduced to zero, the Class A-3 Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-2
                                 Certificates has been reduced to zero and the Class A-4 Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-3
                                 Certificates has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding Class Certificate Balance of that Class.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment Priority:           All payments due under the interest rate swap
                                 agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the Issuing Entity as a result of entering into a replacement interest rate swap agreement (a
                                 Replacement Swap Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:
                                 (i)    to pay any Net Swap Payment owed to the
                                        Swap Provider pursuant to the interest
                                        rate swap agreement;
                                 (ii)   to pay any Swap Termination Payment to
                                        the Swap Provider, other than a
                                        Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;
                                 (iii)  to the Class A-1, A-2, A-3 and A-4
                                        Certificates, Accrued Certificate
                                        Interest and unpaid interest shortfall
                                        amounts, on a pro rata basis, to the
                                        extent not yet paid;
                                 (iv)   to the Class M-1, M-2, M-3, M-4, M-5,
                                        M-6, M-7, M-8, M-9, B-1, B-2, B-3, B-4,
                                        B-5 and B-6 Certificates, Accrued
                                        Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                                 (v)    to be paid as principal, in accordance
                                        with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                                 (vi)   concurrently, to the Class A-1, A-2, A-3
                                        and A-4 Certificates, any Basis Risk
                                        Carry Forward Amount for such Class up
                                        to the respective Swap Payment
                                        Allocation, to the extent not yet paid;
                                 (vii)  sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, M-7, M-8, M-9, B-1,
                                        B-2, B-3, B-4, B-5 and B-6 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                 (viii) concurrently, to the LIBOR Certificates,
                                        any unpaid Basis Risk Carry Forward
                                        Amount, pro rata based on need;
                                 (ix)   sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, M-7, M-8, M-9, B-1,
                                        B-2, B-3, B-4, B-5 and B-6 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                                 (x)    to pay any Defaulted Swap Termination
                                        Payment to the Swap Provider for that
                                        distribution date; and
                                 (xi)   all remaining amounts to the holder of
                                        the Class X Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment Priority:           In the event that the Issuing Entity enters
(continued)                      into a replacement interest rate swap agreement
                                 and the Issuing Entity is entitled to receive a Replacement Swap Provider Payment, the
                                 Securities Administrator will be required to direct the replacement swap provider to make such Replacement Swap Provider Payment to the
                                 Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap
                                 Provider Payment is made to an account other than the Swap Account, then any Replacement
                                 Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement
                                 Swap Provider Payment by the Issuing Entity, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider
                                 Payment over the payment by the Issuing Entity to certificateholders, the Servicers, the
                                 Master Servicer, the Securities Administrator, any Original Loan Seller, the Trustee, the
                                 Custodians or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination
                                 Payment owed to the Swap Provider, the
                                 remaining amount of the Swap Termination
                                 Payment will remain payable to the Swap
                                 Provider in accordance with the priority of payment described above.

                                 Notwithstanding the foregoing, in the event that the Issuing Entity receives a Swap Termination Payment, the Securities Administrator will be required to use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the Depositor with a successor Swap Provider (or its guarantor) meeting the ratings requirements set forth in the interest rate swap agreement being terminated on the same remaining terms as those in the interest rate swap agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the Issuing Entity receives a Swap Termination Payment, and a successor Swap Provider (or its guarantor) cannot be obtained, then the Securities Administrator will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent distribution date (so long as funds are available in such reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Issuing Entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cashflow:                 Excess Cashflow shall be paid as follows:
                                 (i)      to the Class M-1 Certificates, the
                                          unpaid interest shortfall amount;
                                 (ii)     to the Class M-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (iii)    to the Class M-2 Certificates, the
                                          unpaid interest shortfall amount;
                                 (iv)     to the Class M-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (v)      to the Class M-3 Certificates, the
                                          unpaid interest shortfall amount;
                                 (vi)     to the Class M-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (vii)    to the Class M-4 Certificates, the
                                          unpaid interest shortfall amount;
                                 (viii)   to the Class M-4 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (ix)     to the Class M-5 Certificates, the
                                          unpaid interest shortfall amount;
                                 (x)      to the Class M-5 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xi)     to the Class M-6 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xii)    to the Class M-6 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xiii)   to the Class M-7 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xiv)    to the Class M-7 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xv)     to the Class M-8 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xvi)    to the Class M-8 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xvii)   to the Class M-9 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xviii)  to the Class M-9 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xix)    to the Class B-1 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xx)     to the Class B-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxi)    to the Class B-2 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xxii)   to the Class B-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxiii)  to the Class B-3 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xxiv)   to the Class B-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxv)    to the Class B-4 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xxvi)   to the Class B-4 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxvii)  to the Class B-5 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xxviii) to the Class B-5 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxix)   to the Class B-6 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xxx)    to the Class B-6 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xxxi)   concurrently, to the Class A
                                          Certificates, pro rata, any Basis Risk
                                          Carry Forward Amount for the Class A
                                          Certificates; and
                                 (xxxii)  sequentially, to Classes M-1, M-2,
                                          M-3, M-4, M-5, M-6, M-7, M-8, M-9,
                                          B-1, B-2, B-3, B-4, B-5 and B-6
                                          Certificates, in such order, any Basis
                                          Risk Carry Forward Amount for such
                                          classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution     On any Distribution Date, the excess of (i) the
Amount:                          aggregate principal remittance amount over (ii)
                                 the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution     For any Distribution Date, the lesser of (i)
Amount:                          the excess of (x) interest collected or
                                 advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and master servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization over (ii) the required overcollateralization for such
                                 Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Distribution   For any Distribution Date, an amount equal to
Amount:                          the excess of (x) the aggregate Class
                                 Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.20% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-4 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-5 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.60% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-6 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.60% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-7 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), and (viii) the Class Certificate Balance of the Class M-7
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-8 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), and (ix) the Class Certificate Balance of the Class M-8
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class M-9 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), and (x) the Class Certificate Balance of the Class M-9
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.30% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), and (xi) the Class Certificate Balance of the Class B-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.40% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class B-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), (xi) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), and (xii) the Class Certificate Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), (xi) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (xii) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date), and (xiii) the Class Certificate Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Class B-4 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), (xi) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (xii) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date), (xiii) the
                                 Class Certificate Balance of the Class B-3
                                 Certificates (after taking into account the payment of the Class B-3 Principal Distribution
                                 Amount on such Distribution Date), and (xiv) the Class Certificate Balance of the Class B-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.30% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-5 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), (xi) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (xii) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date), (xiii) the
                                 Class Certificate Balance of the Class B-3
                                 Certificates (after taking into account the payment of the Class B-3 Principal Distribution
                                 Amount on such Distribution Date), (xiv) the
                                 Class Certificate Balance of the Class B-4
                                 Certificates (after taking into account the payment of the Class B-4 Principal Distribution
                                 Amount on such Distribution Date), and (xv) the Class Certificate Balance of the Class B-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.00% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-6 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class M-7
                                 Certificates (after taking into account the payment of the Class M-7 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class M-8
                                 Certificates (after taking into account the payment of the Class M-8 Principal Distribution
                                 Amount on such Distribution Date), (x) the
                                 Class Certificate Balance of the Class M-9
                                 Certificates (after taking into account the payment of the Class M-9 Principal Distribution
                                 Amount on such Distribution Date), (xi) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (xii) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date), (xiii) the
                                 Class Certificate Balance of the Class B-3
                                 Certificates (after taking into account the payment of the Class B-3 Principal Distribution
                                 Amount on such Distribution Date), (xiv) the
                                 Class Certificate Balance of the Class B-4
                                 Certificates (after taking into account the payment of the Class B-4 Principal Distribution
                                 Amount on such Distribution Date), (xv) the
                                 Class Certificate Balance of the Class B-5
                                 Certificates (after taking into account the payment of the Class B-5 Principal Distribution
                                 Amount on such Distribution Date), and (xvi) the Class Certificate Balance of the Class B-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.50% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,041,488.

Allocation of Losses:            If on any Distribution Date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate
                                 Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-6 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class
                                 Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution
                                 Date or any future Distribution Dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of subordinated certificates for the related
                                 Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related Distribution Date.

Trust Tax Status:                Portions of the Issuing Entity will be treated
                                 as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                 The LIBOR Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The LIBOR Certificates are expected to be ERISA
                                 eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA
                                 Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley Home Equity Loan Trust
                                 2007-3 transaction.

SMMEA Eligibility:               It is expected that the Class A-1, A-2, A-3,
                                 A-4, M-1, M-2, M-3, M-4 and M-5 of the LIBOR
                                 Certificates will be SMMEA eligible, so long as they are rated in one of the two highest rating categories by S&P, Moody's or another nationally recognized statistical rating organization. The Class M-6, M-7, M-8, M-9,
                                 B-1, B-2, B-3, B-4, B-5 and B-6 will not be
                                 SMMEA eligible.

Registration Statement and       This term sheet does not contain all
Prospectus:                      information that is required to be included in
                                 a registration statement, or in a base
                                 prospectus and prospectus supplement.
                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/
                                 000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY HOME
                                 EQUITY LOAN TRUST 2007-3 TRANSACTION REFERRED
                                 FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                 CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                                 THE LIBOR CERTIFICATES.

Static Pool Information:         Information concerning the Sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.morganstanley.com/ institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.
                                 These prior transactions include, among other transactions, prior securitizations of the
                                 Sponsor of mortgage loans purchased from the Original Loan Sellers. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.65          1.37         1.09          0.80          0.63          0.51          0.42
        First Payment Date        08/25/2007    08/25/2007   08/25/2007    08/25/2007    08/25/2007    08/25/2007    08/25/2007
        Expected Final Maturity   02/25/2011    07/25/2010   12/25/2009    04/25/2009    12/25/2008    09/25/2008    07/25/2008
        Window                       1-43          1-36         1-29          1-21          1-17          1-14          1-12
-------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.16          3.45         2.73          2.00          1.56          1.27          1.06
        First Payment Date        02/25/2011    07/25/2010   12/25/2009    04/25/2009    12/25/2008    09/25/2008    07/25/2008
        Expected Final Maturity   06/25/2012    08/25/2011   10/25/2010    12/25/2009    05/25/2009    01/25/2009    10/25/2008
        Window                       43-59        36-49         29-39         21-29         17-22         14-18         12-15
-------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.75          6.44         5.10          3.50          2.26          1.82          1.51
        First Payment Date        06/25/2012    08/25/2011   10/25/2010    12/25/2009    05/25/2009    01/25/2009    10/25/2008
        Expected Final Maturity   05/25/2019    05/25/2017   05/25/2015    04/25/2013    05/25/2010    10/25/2009    06/25/2009
        Window                      59-142        49-118        39-94         29-69         22-34         18-27         15-23
-------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    16.15        13.62         10.88         7.98          5.57          2.52          2.08
        First Payment Date        05/25/2019    05/25/2017   05/25/2015    04/25/2013    05/25/2010    10/25/2009    06/25/2009
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    06/25/2010    12/25/2009
        Window                      142-233      118-198       94-159        69-117         34-91         27-35         23-29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.65         8.92         7.10          5.46          5.30          5.40          4.35
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    02/25/2011    12/25/2011    06/25/2010    12/25/2009
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        43-117         53-91         35-73         29-60
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.65         8.92         7.10          5.39          4.88          5.22          4.33
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    01/25/2011    08/25/2011    04/25/2012    06/25/2011
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        42-117         49-91         57-73         47-60
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.65         8.92         7.10          5.37          4.75          4.76          3.95
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    06/25/2011    01/25/2012    04/25/2011
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        41-117         47-91         54-73         45-60
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.65         8.92         7.10          5.36          4.69          4.60          3.81
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    05/25/2011    11/25/2011    02/25/2011
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        41-117         46-91         52-73         43-60
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.65         8.92         7.10          5.36          4.65          4.47          3.71
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    04/25/2011    09/25/2011    12/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        41-117         45-91         50-73         41-60
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.65         8.92         7.10          5.34          4.60          4.37          3.61
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    03/25/2011    07/25/2011    11/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        40-117         44-91         48-73         40-60
-------------------------------------------------------------------------------------------------------------------------------
  M-7   WAL (yrs)                    10.65         8.92         7.10          5.33          4.56          4.29          3.54
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    03/25/2011    06/25/2011    10/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        40-117         44-91         47-73         39-60
-------------------------------------------------------------------------------------------------------------------------------
  M-8   WAL (yrs)                    10.65         8.92         7.10          5.33          4.54          4.22          3.48
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    02/25/2011    05/25/2011    09/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        40-117         43-91         46-73         38-60
-------------------------------------------------------------------------------------------------------------------------------
  M-9   WAL (yrs)                    10.65         8.92         7.10          5.31          4.50          4.12          3.41
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    01/25/2011    03/25/2011    08/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        39-117         42-91         44-73         37-60
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.65         8.92         7.10          5.31          4.48          4.07          3.35
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    01/25/2011    02/25/2011    07/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        39-117         42-91         43-73         36-60
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.65         8.92         7.10          5.31          4.46          4.03          3.34
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    12/25/2010    02/25/2011    06/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        39-117         41-91         43-73         35-60
-------------------------------------------------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.65         8.92         7.10          5.31          4.44          3.98          3.29
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    12/25/2010    01/25/2011    06/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        38-117         41-91         42-73         35-60
-------------------------------------------------------------------------------------------------------------------------------
  B-4   WAL (yrs)                    10.65         8.92         7.10          5.29          4.41          3.93          3.24
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    11/25/2010    11/25/2010    05/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        38-117         40-91         40-73         34-60
-------------------------------------------------------------------------------------------------------------------------------
  B-5   WAL (yrs)                    10.65         8.92         7.10          5.29          4.38          3.87          3.19
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    10/25/2010    10/25/2010    04/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        38-117         39-91         39-73         33-60
-------------------------------------------------------------------------------------------------------------------------------
  B-6   WAL (yrs)                    10.65         8.92         7.10          5.29          4.36          3.82          3.15
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    08/25/2010    09/25/2010    09/25/2010    03/25/2010
        Expected Final Maturity   12/25/2026    01/25/2024   10/25/2020    04/25/2017    02/25/2015    08/25/2013    07/25/2012
        Window                      58-233        48-198       38-159        37-117         38-91         38-73         32-60
-------------------------------------------------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.65          1.37         1.09          0.80          0.63          0.51          0.42
        First Payment Date        08/25/2007    08/25/2007   08/25/2007    08/25/2007    08/25/2007    08/25/2007    08/25/2007
        Expected Final Maturity   02/25/2011    07/25/2010   12/25/2009    04/25/2009    12/25/2008    09/25/2008    07/25/2008
        Window                       1-43          1-36         1-29          1-21          1-17          1-14          1-12
-------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.16          3.45         2.73          2.00          1.56          1.27          1.06
        First Payment Date        02/25/2011    07/25/2010   12/25/2009    04/25/2009    12/25/2008    09/25/2008    07/25/2008
        Expected Final Maturity   06/25/2012    08/25/2011   10/25/2010    12/25/2009    05/25/2009    01/25/2009    10/25/2008
        Window                       43-59        36-49         29-39         21-29         17-22         14-18         12-15
-------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.75          6.44         5.10          3.50          2.26          1.82          1.51
        First Payment Date        06/25/2012    08/25/2011   10/25/2010    12/25/2009    05/25/2009    01/25/2009    10/25/2008
        Expected Final Maturity   05/25/2019    05/25/2017   05/25/2015    04/25/2013    05/25/2010    10/25/2009    06/25/2009
        Window                      59-142        49-118        39-94         29-69         22-34         18-27         15-23
-------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    17.37        14.80         11.91         8.78          6.20          2.52          2.08
        First Payment Date        05/25/2019    05/25/2017   05/25/2015    04/25/2013    05/25/2010    10/25/2009    06/25/2009
        Expected Final Maturity   10/25/2036    03/25/2034   02/25/2030    08/25/2024    12/25/2020    06/25/2010    12/25/2009
        Window                      142-351      118-320       94-271        69-205        34-161         27-35         23-29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    11.05         9.30         7.43          5.72          5.50          6.56          5.32
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    02/25/2011    12/25/2011    06/25/2010    12/25/2009
        Expected Final Maturity   08/25/2034    08/25/2031   06/25/2027    06/25/2022    03/25/2019    05/25/2018    06/25/2016
        Window                      58-325        48-289       38-239        43-179        53-140        35-130        29-107
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    11.03         9.28         7.41          5.63          5.07          5.37          4.46
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    01/25/2011    08/25/2011    04/25/2012    06/25/2011
        Expected Final Maturity   11/25/2033    09/25/2030   08/25/2026    10/25/2021    09/25/2018    07/25/2016    12/25/2014
        Window                      58-316        48-278       38-229        42-171        49-134        57-108         47-89
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    11.02         9.27         7.40          5.60          4.93          4.91          4.07
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    06/25/2011    01/25/2012    04/25/2011
        Expected Final Maturity   03/25/2033    02/25/2030   01/25/2026    05/25/2021    04/25/2018    03/25/2016    09/25/2014
        Window                      58-308        48-271       38-222        41-166        47-129        54-104         45-86
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    11.01         9.26         7.39          5.58          4.86          4.75          3.93
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    05/25/2011    11/25/2011    02/25/2011
        Expected Final Maturity   01/25/2033    11/25/2029   10/25/2025    02/25/2021    02/25/2018    02/25/2016    08/25/2014
        Window                      58-306        48-268       38-219        41-163        46-127        52-103         43-85
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    11.00         9.25         7.38          5.57          4.82          4.61          3.82
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    12/25/2010    04/25/2011    09/25/2011    12/25/2010
        Expected Final Maturity   09/25/2032    07/25/2029   07/25/2025    12/25/2020    12/25/2017    12/25/2015    06/25/2014
        Window                      58-302        48-264       38-216        41-161        45-125        50-101         41-83
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.99         9.24         7.37          5.55          4.77          4.50          3.72
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    03/25/2011    07/25/2011    11/25/2010
        Expected Final Maturity   06/25/2032    04/25/2029   04/25/2025    10/25/2020    11/25/2017    11/25/2015    05/25/2014
        Window                      58-299        48-261       38-213        40-159        44-124        48-100         40-82
-------------------------------------------------------------------------------------------------------------------------------
  M-7   WAL (yrs)                    10.98         9.23         7.37          5.54          4.72          4.42          3.65
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    03/25/2011    06/25/2011    10/25/2010
        Expected Final Maturity   03/25/2032    12/25/2028   01/25/2025    07/25/2020    09/25/2017    09/25/2015    04/25/2014
        Window                      58-296        48-257       38-210        40-156        44-122         47-98         39-81
-------------------------------------------------------------------------------------------------------------------------------
  M-8   WAL (yrs)                    10.97         9.22         7.36          5.53          4.69          4.34          3.59
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    11/25/2010    02/25/2011    05/25/2011    09/25/2010
        Expected Final Maturity   12/25/2031    10/25/2028   11/25/2024    05/25/2020    07/25/2017    08/25/2015    03/25/2014
        Window                      58-293        48-255       38-208        40-154        43-120         46-97         38-80
-------------------------------------------------------------------------------------------------------------------------------
  M-9   WAL (yrs)                    10.95         9.20         7.34          5.50          4.65          4.24          3.51
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    01/25/2011    03/25/2011    08/25/2010
        Expected Final Maturity   07/25/2031    05/25/2028   07/25/2024    02/25/2020    05/25/2017    06/25/2015    01/25/2014
        Window                      58-288        48-250       38-204        39-151        42-118         44-95         37-78
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.93         9.19         7.32          5.49          4.61          4.18          3.44
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    01/25/2011    02/25/2011    07/25/2010
        Expected Final Maturity   01/25/2031    11/25/2027   01/25/2024    10/25/2019    02/25/2017    03/25/2015    11/25/2013
        Window                      58-282        48-244       38-198        39-147        42-115         43-92         36-76
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.92         9.17         7.31          5.48          4.59          4.14          3.42
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    10/25/2010    12/25/2010    02/25/2011    06/25/2010
        Expected Final Maturity   10/25/2030    08/25/2027   11/25/2023    08/25/2019    12/25/2016    02/25/2015    10/25/2013
        Window                      58-279        48-241       38-196        39-145        41-113         43-91         35-75
-------------------------------------------------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.90         9.15         7.29          5.46          4.55          4.08          3.37
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    12/25/2010    01/25/2011    06/25/2010
        Expected Final Maturity   07/25/2030    04/25/2027   07/25/2023    06/25/2019    10/25/2016    12/25/2014    09/25/2013
        Window                      58-276        48-237       38-192        38-143        41-111         42-89         35-74
-------------------------------------------------------------------------------------------------------------------------------
  B-4   WAL (yrs)                    10.86         9.11         7.26          5.42          4.50          4.01          3.31
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    11/25/2010    11/25/2010    05/25/2010
        Expected Final Maturity   12/25/2029    10/25/2026   02/25/2023    01/25/2019    07/25/2016    10/25/2014    06/25/2013
        Window                      58-269        48-231       38-187        38-138        40-108         40-87         34-71
-------------------------------------------------------------------------------------------------------------------------------
  B-5   WAL (yrs)                    10.79         9.05         7.21          5.38          4.45          3.92          3.23
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    09/25/2010    10/25/2010    10/25/2010    04/25/2010
        Expected Final Maturity   02/25/2029    01/25/2026   06/25/2022    07/25/2018    02/25/2016    06/25/2014    03/25/2013
        Window                      58-259        48-222       38-179        38-132        39-103         39-83         33-68
-------------------------------------------------------------------------------------------------------------------------------
  B-6   WAL (yrs)                    10.69         8.96         7.13          5.32          4.38          3.83          3.16
        First Payment Date        05/25/2012    07/25/2011   09/25/2010    08/25/2010    09/25/2010    09/25/2010    03/25/2010
        Expected Final Maturity   01/25/2028    12/25/2024   07/25/2021    11/25/2017    08/25/2015    01/25/2014    11/25/2012
        Window                      58-246        48-209       38-168        37-124         38-97         38-78         32-64
-------------------------------------------------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.01            0.78            0.63
         First Payment Date               08/25/2007      08/25/2007      08/25/2007
         Expected Final Maturity          10/25/2009      04/25/2009      12/25/2008
         Window                              1-27            1-21            1-17
------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.62            2.04            1.65
         First Payment Date               10/25/2009      04/25/2009      12/25/2008
         Expected Final Maturity          09/25/2010      12/25/2009      07/25/2009
         Window                              27-38           21-29           17-24
------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           4.96            3.69            2.44
         First Payment Date               09/25/2010      12/25/2009      07/25/2009
         Expected Final Maturity          03/25/2015      07/25/2013      05/25/2012
         Window                              38-92           29-72           24-58
------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           10.66           8.36            6.78
         First Payment Date               03/25/2015      07/25/2013      05/25/2012
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             92-156          72-123          58-100
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.93            5.63            5.25
         First Payment Date               08/25/2010      02/25/2011      09/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          43-123          50-100
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.93            5.58            4.99
         First Payment Date               08/25/2010      12/25/2010      05/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          41-123          46-100
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.93            5.56            4.90
         First Payment Date               08/25/2010      12/25/2010      04/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          41-123          45-100
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.93            5.55            4.86
         First Payment Date               08/25/2010      11/25/2010      04/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          40-123          45-100
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.93            5.54            4.83
         First Payment Date               08/25/2010      11/25/2010      03/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          40-123          44-100
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.93            5.54            4.81
         First Payment Date               08/25/2010      11/25/2010      02/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          40-123          43-100
------------------------------------------------------------------------------------
  M-7    WAL (yrs)                           6.93            5.54            4.79
         First Payment Date               08/25/2010      11/25/2010      02/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          40-123          43-100
------------------------------------------------------------------------------------
  M-8    WAL (yrs)                           6.93            5.52            4.76
         First Payment Date               08/25/2010      10/25/2010      01/25/2011
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          39-123          42-100
------------------------------------------------------------------------------------
  M-9    WAL (yrs)                           6.93            5.52            4.74
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          39-123          41-100
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.93            5.52            4.72
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          39-123          41-100
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.93            5.52            4.72
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          39-123          41-100
------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.93            5.50            4.69
         First Payment Date               08/25/2010      09/25/2010      11/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          38-123          40-100
------------------------------------------------------------------------------------
  B-4    WAL (yrs)                           6.93            5.50            4.68
         First Payment Date               08/25/2010      09/25/2010      10/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          38-123          39-100
------------------------------------------------------------------------------------
  B-5    WAL (yrs)                           6.93            5.50            4.65
         First Payment Date               08/25/2010      09/25/2010      10/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          38-123          39-100
------------------------------------------------------------------------------------
  B-6    WAL (yrs)                           6.93            5.49            4.63
         First Payment Date               08/25/2010      08/25/2010      09/25/2010
         Expected Final Maturity          07/25/2020      10/25/2017      11/25/2015
         Window                             37-156          37-123          38-100
------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.01            0.78            0.63
         First Payment Date               08/25/2007      08/25/2007      08/25/2007
         Expected Final Maturity          10/25/2009      04/25/2009      12/25/2008
         Window                              1-27            1-21            1-17
------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.62            2.04            1.65
         First Payment Date               10/25/2009      04/25/2009      12/25/2008
         Expected Final Maturity          09/25/2010      12/25/2009      07/25/2009
         Window                              27-38           21-29           17-24
------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           4.96            3.69            2.44
         First Payment Date               09/25/2010      12/25/2009      07/25/2009
         Expected Final Maturity          03/25/2015      07/25/2013      05/25/2012
         Window                              38-92           29-72           24-58
------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           11.66           9.17            7.44
         First Payment Date               03/25/2015      07/25/2013      05/25/2012
         Expected Final Maturity          09/25/2029      04/25/2025      01/25/2022
         Window                             92-266          72-213          58-174
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.25            5.88            5.46
         First Payment Date               08/25/2010      02/25/2011      09/25/2011
         Expected Final Maturity          01/25/2027      01/25/2023      03/25/2020
         Window                             37-234          43-186          50-152
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.23            5.82            5.19
         First Payment Date               08/25/2010      12/25/2010      05/25/2011
         Expected Final Maturity          04/25/2026      05/25/2022      08/25/2019
         Window                             37-225          41-178          46-145
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.22            5.79            5.09
         First Payment Date               08/25/2010      12/25/2010      04/25/2011
         Expected Final Maturity          09/25/2025      11/25/2021      04/25/2019
         Window                             37-218          41-172          45-141
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.21            5.78            5.05
         First Payment Date               08/25/2010      11/25/2010      04/25/2011
         Expected Final Maturity          06/25/2025      09/25/2021      02/25/2019
         Window                             37-215          40-170          45-139
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.21            5.75            5.01
         First Payment Date               08/25/2010      11/25/2010      03/25/2011
         Expected Final Maturity          03/25/2025      07/25/2021      12/25/2018
         Window                             37-212          40-168          44-137
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.20            5.75            4.98
         First Payment Date               08/25/2010      11/25/2010      02/25/2011
         Expected Final Maturity          12/25/2024      05/25/2021      10/25/2018
         Window                             37-209          40-166          43-135
------------------------------------------------------------------------------------
  M-7    WAL (yrs)                           7.19            5.74            4.95
         First Payment Date               08/25/2010      11/25/2010      02/25/2011
         Expected Final Maturity          09/25/2024      02/25/2021      08/25/2018
         Window                             37-206          40-163          43-133
------------------------------------------------------------------------------------
  M-8    WAL (yrs)                           7.18            5.72            4.92
         First Payment Date               08/25/2010      10/25/2010      01/25/2011
         Expected Final Maturity          06/25/2024      12/25/2020      06/25/2018
         Window                             37-203          39-161          42-131
------------------------------------------------------------------------------------
  M-9    WAL (yrs)                           7.16            5.70            4.89
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          03/25/2024      09/25/2020      03/25/2018
         Window                             37-200          39-158          41-128
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.15            5.69            4.86
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          09/25/2023      05/25/2020      12/25/2017
         Window                             37-194          39-154          41-125
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.14            5.68            4.85
         First Payment Date               08/25/2010      10/25/2010      12/25/2010
         Expected Final Maturity          07/25/2023      02/25/2020      10/25/2017
         Window                             37-192          39-151          41-123
------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           7.12            5.65            4.81
         First Payment Date               08/25/2010      09/25/2010      11/25/2010
         Expected Final Maturity          04/25/2023      12/25/2019      08/25/2017
         Window                             37-189          38-149          40-121
------------------------------------------------------------------------------------
  B-4    WAL (yrs)                           7.09            5.62            4.77
         First Payment Date               08/25/2010      09/25/2010      10/25/2010
         Expected Final Maturity          10/25/2022      08/25/2019      05/25/2017
         Window                             37-183          38-145          39-118
------------------------------------------------------------------------------------
  B-5    WAL (yrs)                           7.03            5.58            4.72
         First Payment Date               08/25/2010      09/25/2010      10/25/2010
         Expected Final Maturity          02/25/2022      01/25/2019      11/25/2016
         Window                             37-175          38-138          39-112
------------------------------------------------------------------------------------
  B-6    WAL (yrs)                           6.96            5.51            4.65
         First Payment Date               08/25/2010      08/25/2010      09/25/2010
         Expected Final Maturity          04/25/2021      05/25/2018      05/25/2016
         Window                             37-165          37-130          38-106
------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360    Actual/360
           0           -            -              -             -
           1         20.23        20.32          20.40         20.50
           2         19.71        19.71          19.71         19.71
           3         19.85        19.85          19.85         19.85
           4         19.45        19.45          19.45         19.45
           5         19.60        19.60          19.60         19.60
           6         19.20        19.20          19.20         19.20
           7         21.14        21.14          21.14         21.14
           8         21.28        21.28          21.28         21.28
           9         20.85        20.85          20.85         20.85
           10        20.84        20.84          20.84         20.84
           11        20.56        20.56          20.56         20.56
           12        20.56        20.56          20.56         20.56
           13        20.27        20.27          20.27         20.27
           14        20.13        20.13          20.13         20.13
           15        20.15        20.15          20.15         20.15
           16        19.86        19.86          19.86         19.86
           17        19.89        19.89          19.89         19.89
           18        19.61        19.61          19.61         19.61
           19        19.49        19.49          19.49         19.49
           20        19.94        19.94          19.94         19.94
           21        19.25        19.25          19.25         19.25
           22                     19.33          19.33         19.33
           23                     19.01          19.01         19.01
           24                     19.17          19.17         19.17
           25                     18.87          18.87         18.87
           26                     18.69          18.69         18.69
           27                     18.75          18.75         18.75
           28                     18.05          18.05         18.05
           29                     18.19          18.19         18.19
           30          -            -            17.92         17.92
           31          -            -            17.93         17.93
           32          -            -            18.89         18.89
           33          -            -            17.90         17.90
           34          -            -            18.06         18.06
           35          -            -            17.71         17.71
           36          -            -            18.21         18.21
           37          -            -           108.55         67.57
           38          -            -            20.40         20.50
           39          -            -            20.40         20.50
           40          -            -            20.40         20.50
           41          -            -            20.40         20.50
           42          -            -            20.40         20.50
           43          -            -            20.40         20.50
           44          -            -            20.40         20.50
           45          -            -            20.40         20.50

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360    Actual/360
           46          -            -            20.40         20.50
           47          -            -            20.40         20.50
           48          -            -            20.40         20.50
           49          -            -            20.40         20.50
           50          -            -            20.40         20.50
           51          -            -            20.40         20.50
           52          -            -            20.40         20.50
           53          -            -            20.40         20.50
           54          -            -            20.40         20.50
           55          -            -            20.40         20.50
           56          -            -            20.40         20.50
           57          -            -            20.40         20.50
           58          -            -            20.40         20.50
           59          -            -            20.40         20.50
           60          -            -            20.40         20.50
           61          -            -            20.40         20.50
           62          -            -            20.40         20.50
           63          -            -            20.40         20.50
           64          -            -            20.40         20.50
           65          -            -            20.40         20.50
           66          -            -            20.40         20.50
           67          -            -            20.40         20.50
           68          -            -            20.40         20.50
           69          -            -            20.40         20.50
           70          -            -              -           20.50
           71          -            -              -           20.50
           72          -            -              -           20.50
           73          -            -              -           20.50
           74          -            -              -           19.45
           75          -            -              -           20.08
           76          -            -              -           19.43
           77          -            -              -           20.09
           78          -            -              -           19.43
           79          -            -              -           19.42
           80          -            -              -           21.50
           81          -            -              -           19.41
           82          -            -              -           20.05
           83          -            -              -           19.40
           84          -            -              -           20.04
           85          -            -              -           19.39
           86          -            -              -           19.38
           87          -            -              -           20.02
           88          -            -              -           19.36
           89          -            -              -           20.00
           90          -            -              -           19.34
           91          -            -              -           19.34

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360    Actual/360
           92          -            -              -           21.40
           93          -            -              -           19.32
           94          -            -              -           19.95
           95          -            -              -           19.30
           96          -            -              -           19.94
           97          -            -              -           19.28
           98          -            -              -           19.28
           99          -            -              -           19.91
          100          -            -              -           19.26
          101          -            -              -           19.89
          102          -            -              -           19.24
          103          -            -              -           19.23
          104          -            -              -           20.55
          105          -            -              -           19.22
          106          -            -              -           19.85
          107          -            -              -           19.20
          108          -            -              -           19.83
          109          -            -              -           19.18
          110          -            -              -           19.17
          111          -            -              -           19.80
          112          -            -              -           19.16
          113          -            -              -           19.79
          114          -            -              -           19.14
          115          -            -              -           19.13
          116          -            -              -           16.16
          117          -            -              -           13.57
          118          -            -              -           14.07
          119          -            -              -           13.67
          120          -            -              -           14.18
          121          -            -              -           13.77
          122          -            -              -           13.83
          123          -            -              -           14.34
          124          -            -              -           13.94
          125          -            -              -           14.47
          126          -            -              -           14.06
          127          -            -              -           14.12
          128          -            -              -           15.71
          129          -            -              -           14.25
          130          -            -              -           14.80
          131          -            -              -           14.39
          132          -            -              -           14.95
          133          -            -              -           14.54
          134          -            -              -           14.62
          135          -            -              -           15.19
          136          -            -              -           14.78
          137          -            -              -           15.36

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360    Actual/360
          138          -            -              -           14.95
          139          -            -              -           15.03
          140          -            -              -           16.75
          141          -            -              -           15.22
          142          -            -              -           15.82
          143          -            -              -           15.41
          144          -            -              -           16.03
          145          -            -              -           15.62
          146          -            -              -           15.72
          147          -            -              -           16.36
          148          -            -              -           15.95
          149          -            -              -           16.60
          150          -            -              -           16.18
          151          -            -              -           16.31
          152          -            -              -           17.56
          153          -            -              -           16.56
          154          -            -              -           17.25
          155          -            -              -           16.83
          156          -            -              -           17.54
          157          -            -              -           17.11
          158          -            -              -           17.26
          159          -            -              -           18.00
          160          -            -              -           17.57
          161          -            -              -           18.32
          162          -            -              -           17.90
          163          -            -              -           18.07
          164          -            -              -           20.20
          165          -            -              -           18.42
          166          -            -              -           19.22
          167          -            -              -           18.79
          168          -            -              -           19.62
          169          -            -              -           19.19
          170          -            -              -           19.39
          171          -            -              -           20.25
          172          -            -              -           19.82
          173          -            -              -           20.71
          174          -            -              -           20.27
          175          -            -              -           20.51
          176          -            -              -           22.98
          177          -            -              -           21.00
          178          -            -              -           21.96
          179          -            -              -           21.51
          180          -            -              -           22.52
          181          -            -              -           22.37
          182          -            -              -           22.99
          183          -            -              -           24.46

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360    Actual/360
          184          -            -              -           24.42
          185          -            -              -           26.07
          186          -            -              -           26.13
          187          -            -              -           27.13
          188          -            -              -           31.26
          189          -            -              -           29.47
          190          -            -              -           31.88
          191          -            -              -           32.43
          192          -            -              -           35.37
          193          -            -              -           36.29
          194          -            -              -           38.70
          195          -            -              -           42.91
          196          -            -              -           44.91
          197          -            -              -           50.65
          198          -            -              -           54.11
          199          -            -              -           60.58
          200          -            -              -           73.85
          201          -            -              -           80.75
          202          -            -              -          100.99
          203          -            -              -          124.71
          204          -            -              -          180.00
          205          -            -              -          294.37
          206          -            -              -             *
          207          -            -              -             -

* In Period 206 the Class A-4 certificates have a beginning balance of approximately $32,582 and is paid approximately $76,601 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  M-7 Cap(%)  M-8 Cap(%)  M-9 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
   0         -           -           -           -           -           -           -           -           -
   1       20.80       20.90       21.05       21.15       21.70       21.80       22.00       22.00       22.00
   2       19.21       19.21       19.21       19.21       19.21       19.21       19.21       19.21       19.21
   3       19.32       19.32       19.32       19.32       19.32       19.32       19.32       19.32       19.32
   4       18.92       18.92       18.92       18.92       18.92       18.92       18.92       18.92       18.92
   5       19.03       19.03       19.03       19.03       19.03       19.03       19.03       19.03       19.03
   6       18.63       18.63       18.63       18.63       18.63       18.63       18.63       18.63       18.63
   7       20.56       20.56       20.56       20.56       20.56       20.56       20.56       20.56       20.56
   8       20.63       20.63       20.63       20.63       20.63       20.63       20.63       20.63       20.63
   9       20.22       20.22       20.22       20.22       20.22       20.22       20.22       20.22       20.22
  10       20.17       20.17       20.17       20.17       20.17       20.17       20.17       20.17       20.17
  11       19.89       19.89       19.89       19.89       19.89       19.89       19.89       19.89       19.89
  12       19.84       19.84       19.84       19.84       19.84       19.84       19.84       19.84       19.84
  13       19.55       19.55       19.55       19.55       19.55       19.55       19.55       19.55       19.55
  14       19.38       19.38       19.38       19.38       19.38       19.38       19.38       19.38       19.38
  15       19.34       19.34       19.34       19.34       19.34       19.34       19.34       19.34       19.34
  16       19.05       19.05       19.05       19.05       19.05       19.05       19.05       19.05       19.05
  17       19.02       19.02       19.02       19.02       19.02       19.02       19.02       19.02       19.02
  18       18.72       18.72       18.72       18.72       18.72       18.72       18.72       18.72       18.72
  19       18.57       18.57       18.57       18.57       18.57       18.57       18.57       18.57       18.57
  20       18.85       18.85       18.85       18.85       18.85       18.85       18.85       18.85       18.85
  21       18.20       18.20       18.20       18.20       18.20       18.20       18.20       18.20       18.20
  22       18.14       18.14       18.14       18.14       18.14       18.14       18.14       18.14       18.14
  23       17.79       17.79       17.79       17.79       17.79       17.79       17.79       17.79       17.79
  24       17.85       17.85       17.85       17.85       17.85       17.85       17.85       17.85       17.85
  25       17.53       17.53       17.53       17.53       17.53       17.53       17.53       17.53       17.53
  26       17.28       17.28       17.28       17.28       17.28       17.28       17.28       17.28       17.28
  27       17.19       17.19       17.19       17.19       17.19       17.19       17.19       17.19       17.19
  28       16.44       16.44       16.44       16.44       16.44       16.44       16.44       16.44       16.44
  29       16.43       16.43       16.43       16.43       16.43       16.43       16.43       16.43       16.43
  30       16.12       16.12       16.12       16.12       16.12       16.12       16.12       16.12       16.12
  31       16.03       16.03       16.03       16.03       16.03       16.03       16.03       16.03       16.03
  32       16.61       16.61       16.61       16.61       16.61       16.61       16.61       16.61       16.61
  33       15.64       15.64       15.64       15.64       15.64       15.64       15.64       15.64       15.64
  34       15.48       15.48       15.48       15.48       15.48       15.48       15.48       15.48       15.48
  35       15.03       15.03       15.03       15.03       15.03       15.03       15.03       15.03       15.03
  36       15.25       15.25       15.25       15.25       15.25       15.25       15.25       15.25       15.25
  37       27.14       17.97       18.15       18.28       18.96       19.09       19.34       19.34       19.34
  38       16.80       17.06       17.20       17.29       17.81       17.91       18.10       18.10       18.10
  39       16.99       17.26       17.40       17.50       18.04       18.13       18.33       18.33       18.33
  40       16.10       16.30       16.41       16.48       16.89       16.96       17.11       17.11       17.95
  41       16.57       16.79       16.91       16.99       17.44       18.53       18.79       18.79       18.76
  42       15.72       15.88       16.17       16.72       17.18       17.23       17.40       17.40       17.37
  43       15.54       15.91       16.41       16.46       16.88       16.93       17.08       17.08       17.06
  44       19.69       18.20       18.33       18.41       19.00       19.07       19.29       19.29       19.25
  45       15.11       15.61       15.68       15.72       16.04       16.08       16.19       16.19       16.17
  46       15.74       16.19       16.27       16.32       16.70       16.75       16.89       16.89       16.86
  47       14.83       14.97       15.02       15.05       15.27       15.30       15.38       15.38       15.36


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  M-7 Cap(%)  M-8 Cap(%)  M-9 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  48       15.70       15.83       15.89       15.94       16.26       16.30       16.41       16.41       16.40
  49       14.72       14.79       14.83       14.86       15.05       15.07       15.14       15.14       15.13
  50       14.75       14.82       14.87       14.89       15.09       15.11       15.19       15.19       15.17
  51       15.99       16.12       16.19       16.24       16.58       16.63       16.75       16.75       16.73
  52       15.36       15.45       15.51       15.54       15.80       15.83       15.93       15.93       15.91
  53       16.38       16.52       16.61       16.66       17.04       17.09       17.22       17.22       17.21
  54       15.36       15.45       15.50       15.54       15.79       15.83       15.92       15.92       15.91
  55       15.30       15.39       15.44       15.48       15.72       15.75       15.84       15.84       15.83
  56       18.31       17.18       17.27       17.34       17.77       17.83       17.99       17.99       17.97
  57       15.21       15.30       15.35       15.39       15.62       15.66       15.74       15.74       15.73
  58       16.30       16.43       16.51       16.56       16.92       16.97       17.11       17.11       17.09
  59       15.34       15.43       15.49       15.53       15.77       15.81       15.90       15.90       15.89
  60       16.27       16.40       16.48       16.53       16.89       16.94       17.07       17.07       17.06
  61       15.23       15.32       15.37       15.40       15.64       15.67       15.76       15.76       15.75
  62       15.17       15.26       15.31       15.34       15.57       15.60       15.69       15.69       15.68
  63       16.10       16.22       16.30       16.35       16.69       16.73       16.86       16.86       16.84
  64       15.05       15.13       15.18       15.21       15.43       15.46       15.54       15.54       15.53
  65       15.97       16.09       16.16       16.20       16.53       16.58       16.70       16.70       16.68
  66       14.92       15.00       15.04       15.07       15.28       15.30       15.38       15.38       15.37
  67       14.87       14.94       14.98       15.01       15.21       15.24       15.31       15.31       15.30
  68       22.86       17.06       17.14       17.20       17.57       17.62       17.75       17.75       17.74
  69       14.75       14.82       14.87       14.89       15.08       15.11       15.18       15.18       15.17
  70       15.68       15.80       15.86       15.91       16.21       16.25       16.36       16.36       16.34
  71       14.64       14.71       14.75       14.78       14.96       14.98       15.05       15.05       15.04
  72       15.58       15.69       15.75       15.80       16.09       16.13       16.23       16.23       16.22
  73       14.54       14.61       14.64       14.67       14.84       14.86       14.92       14.92       14.92
  74       11.66       11.66       11.66       11.66       11.66       11.66       11.66       11.66       11.66
  75       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04
  76       11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65
  77       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04
  78       11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65
  79       11.64       11.64       11.64       11.64       11.64       11.64       11.64       11.64       11.64
  80       12.88       12.88       12.88       12.88       12.88       12.88       12.88       12.88       12.88
  81       11.63       11.63       11.63       11.63       11.63       11.63       11.63       11.63       11.63
  82       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01
  83       11.62       11.62       11.62       11.62       11.62       11.62       11.62       11.62       11.62
  84       12.00       12.00       12.00       12.00       12.00       12.00       12.00       12.00       12.00
  85       11.61       11.61       11.61       11.61       11.61       11.61       11.61       11.61       11.61
  86       11.60       11.60       11.60       11.60       11.60       11.60       11.60       11.60       11.60
  87       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98
  88       11.59       11.59       11.59       11.59       11.59       11.59       11.59       11.59       11.59
  89       11.96       11.96       11.96       11.96       11.96       11.96       11.96       11.96       11.96
  90       11.57       11.57       11.57       11.57       11.57       11.57       11.57       11.57       11.57
  91       11.56       11.56       11.56       11.56       11.56       11.56       11.56       11.56       11.56
  92       12.79       12.79       12.79       12.79       12.79       12.79       12.79       12.79       12.79
  93       11.55       11.55       11.55       11.55       11.55       11.55       11.55       11.55       11.55
  94       11.93       11.93       11.93       11.93       11.93       11.93       11.93       11.93       11.93
  95       11.53       11.53       11.53       11.53       11.53       11.53       11.53       11.53       11.53


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  M-7 Cap(%)  M-8 Cap(%)  M-9 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  96       11.91       11.91       11.91       11.91       11.91       11.91       11.91       11.91       11.91
  97       11.52       11.52       11.52       11.52       11.52       11.52       11.52       11.52       11.52
  98       11.51       11.51       11.51       11.51       11.51       11.51       11.51       11.51       11.51
  99       11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89
  100      11.50       11.50       11.50       11.50       11.50       11.50       11.50       11.50       11.50
  101      11.87       11.87       11.87       11.87       11.87       11.87       11.87       11.87       11.87
  102      11.48       11.48       11.48       11.48       11.48       11.48       11.48       11.48       11.48
  103      11.48       11.48       11.48       11.48       11.48       11.48       11.48       11.48       11.48
  104      12.26       12.26       12.26       12.26       12.26       12.26       12.26       12.26       12.26
  105      11.46       11.46       11.46       11.46       11.46       11.46       11.46       11.46       11.46
  106      11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83
  107      11.45       11.45       11.45       11.45       11.45       11.45       11.45       11.45       11.45
  108      11.82       11.82       11.82       11.82       11.82       11.82       11.82       11.82       11.82
  109      11.43       11.43       11.43       11.43       11.43       11.43       11.43       11.43       11.43
  110      11.42       11.42       11.42       11.42       11.42       11.42       11.42       11.42       11.42
  111      11.80       11.80       11.80       11.80       11.80       11.80       11.80       11.80       11.80
  112      11.41       11.41       11.41       11.41       11.41       11.41       11.41       11.41       11.41
  113      11.78       11.78       11.78       11.78       11.78       11.78       11.78       11.78       11.78
  114      11.39       11.39       11.39       11.39       11.39       11.39       11.39       11.39       11.39
  115      11.39       11.39       11.39       11.39       11.39       11.39       11.39       11.39       11.39
  116      12.60       12.60       12.60       12.60       12.60       12.60       12.60       12.60       12.60
  117      11.37       11.37       11.37       11.37       11.37       11.37       11.37       11.37       11.37
  118      11.74       11.74       11.74       11.74       11.74       11.74       11.74       11.74       11.74
  119      11.36       11.36       11.36       11.36       11.36       11.36       11.36       11.36       11.36
  120      11.73       11.73       11.73       11.73       11.73       11.73       11.73       11.73       11.73
  121      11.34       11.34       11.34       11.34       11.34       11.34       11.34       11.34       11.34
  122      11.33       11.33       11.33       11.33       11.33       11.33       11.33       11.33       11.33
  123      11.70       11.70       11.70       11.70       11.70       11.70       11.70       11.70       11.70
  124      11.32       11.32       11.32       11.32       11.32       11.32       11.32       11.32       11.32
  125      11.69       11.69       11.69       11.69       11.69       11.69       11.69       11.69       11.69
  126      11.30       11.30       11.30       11.30       11.30       11.30       11.30       11.30       11.30
  127      11.30       11.30       11.30       11.30       11.30       11.30       11.30       11.30       11.30
  128      12.50       12.50       12.50       12.50       12.50       12.50       12.50       12.50       12.50
  129      11.28       11.28       11.28       11.28       11.28       11.28       11.28       11.28       11.28
  130      11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65       11.65
  131      11.27       11.27       11.27       11.27       11.27       11.27       11.27       11.27       11.27
  132      11.64       11.64       11.64       11.64       11.64       11.64       11.64       11.64       11.64
  133      11.25       11.25       11.25       11.25       11.25       11.25       11.25       11.25       11.25
  134      11.25       11.25       11.25       11.25       11.25       11.25       11.25       11.25       11.25
  135      11.61       11.61       11.61       11.61       11.61       11.61       11.61       11.61       11.61
  136      11.23       11.23       11.23       11.23       11.23       11.23       11.23       11.23       11.23
  137      11.60       11.60       11.60       11.60       11.60       11.60       11.60       11.60       11.60
  138      11.22       11.22       11.22       11.22       11.22       11.22       11.22       11.22       11.22
  139      11.21       11.21       11.21       11.21       11.21       11.21       11.21       11.21       11.21
  140      12.40       12.40       12.40       12.40       12.40       12.40       12.40       12.40       12.40
  141      11.20       11.20       11.20       11.20       11.20       11.20       11.20       11.20       11.20
  142      11.56       11.56       11.56       11.56       11.56       11.56       11.56       11.56       11.56
  143      11.18       11.18       11.18       11.18       11.18       11.18       11.18       11.18       11.18


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  M-7 Cap(%)  M-8 Cap(%)  M-9 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  144      11.55       11.55       11.55       11.55       11.55       11.55       11.55       11.55       11.55
  145      11.17       11.17       11.17       11.17       11.17       11.17       11.17       11.17       11.17
  146      11.16       11.16       11.16       11.16       11.16       11.16       11.16       11.16       11.16
  147      11.53       11.53       11.53       11.53       11.53       11.53       11.53       11.53       11.53
  148      11.15       11.15       11.15       11.15       11.15       11.15       11.15       11.15       11.15
  149      11.51       11.51       11.51       11.51       11.51       11.51       11.51       11.51       11.51
  150      11.13       11.13       11.13       11.13       11.13       11.13       11.13       11.13       11.13
  151      11.13       11.13       11.13       11.13       11.13       11.13       11.13       11.13       11.13
  152      11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89
  153      11.11       11.11       11.11       11.11       11.11       11.11       11.11       11.11         -
  154      11.47       11.47       11.47       11.47       11.47       11.47       11.47       11.47         -
  155      11.10       11.10       11.10       11.10       11.10       11.10       11.10       11.10         -
  156      11.46       11.46       11.46       11.46       11.46       11.46       11.46         -           -
  157      11.08       11.08       11.08       11.08       11.08       11.08       11.08         -           -
  158      11.08       11.08       11.08       11.08       11.08       11.08         -           -           -
  159      11.44       11.44       11.44       11.44       11.44       11.44         -           -           -
  160      11.06       11.06       11.06       11.06       11.06         -           -           -           -
  161      11.42       11.42       11.42       11.42       11.42         -           -           -           -
  162      11.05       11.05       11.05       11.05         -           -           -           -           -
  163      11.04       11.04       11.04       11.04         -           -           -           -           -
  164      12.22       12.22       12.22       12.22         -           -           -           -           -
  165      11.03       11.03       11.03         -           -           -           -           -           -
  166      11.39       11.39       11.39         -           -           -           -           -           -
  167      11.01       11.01         -           -           -           -           -           -           -
  168      11.37       11.37         -           -           -           -           -           -           -
  169      11.00       11.00         -           -           -           -           -           -           -
  170      10.99       10.99         -           -           -           -           -           -           -
  171      11.35       11.35         -           -           -           -           -           -           -
  172      10.98       10.98         -           -           -           -           -           -           -
  173      11.34         -           -           -           -           -           -           -           -
  174      10.97         -           -           -           -           -           -           -           -
  175      10.96         -           -           -           -           -           -           -           -
  176      12.13         -           -           -           -           -           -           -           -
  177      10.95         -           -           -           -           -           -           -           -
  178      11.31         -           -           -           -           -           -           -           -
  179      10.94         -           -           -           -           -           -           -           -
  180        -           -           -           -           -           -           -           -           -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)   B-6 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  0           -            -            -            -            -            -
  1         22.25        22.25        22.25        22.25        22.25        22.25
  2         19.21        19.21        19.21        19.21        19.21        19.21
  3         19.32        19.32        19.32        19.32        19.32        19.32
  4         18.92        18.92        18.92        18.92        18.92        18.92
  5         19.03        19.03        19.03        19.03        19.03        19.03
  6         18.63        18.63        18.63        18.63        18.63        18.63
  7         20.56        20.56        20.56        20.56        20.56        20.56
  8         20.63        20.63        20.63        20.63        20.63        20.63
  9         20.22        20.22        20.22        20.22        20.22        20.22
  10        20.17        20.17        20.17        20.17        20.17        20.17
  11        19.89        19.89        19.89        19.89        19.89        19.89
  12        19.84        19.84        19.84        19.84        19.84        19.84
  13        19.55        19.55        19.55        19.55        19.55        19.55
  14        19.38        19.38        19.38        19.38        19.38        19.38
  15        19.34        19.34        19.34        19.34        19.34        19.34
  16        19.05        19.05        19.05        19.05        19.05        19.05
  17        19.02        19.02        19.02        19.02        19.02        19.02
  18        18.72        18.72        18.72        18.72        18.72        18.72
  19        18.57        18.57        18.57        18.57        18.57        18.57
  20        18.85        18.85        18.85        18.85        18.85        18.85
  21        18.20        18.20        18.20        18.20        18.20        18.20
  22        18.14        18.14        18.14        18.14        18.14        18.14
  23        17.79        17.79        17.79        17.79        17.79        17.79
  24        17.85        17.85        17.85        17.85        17.85        17.85
  25        17.53        17.53        17.53        17.53        17.53        17.53
  26        17.28        17.28        17.28        17.28        17.28        17.28
  27        17.19        17.19        17.19        17.19        17.19        17.19
  28        16.44        16.44        16.44        16.44        16.44        16.44
  29        16.43        16.43        16.43        16.43        16.43        16.43
  30        16.12        16.12        16.12        16.12        16.12        16.12
  31        16.03        16.03        16.03        16.03        16.03        16.03
  32        16.61        16.61        16.61        16.61        16.61        16.61
  33        15.64        15.64        15.64        15.64        15.64        15.64
  34        15.48        15.48        15.48        15.48        15.48        15.48
  35        15.03        15.03        15.03        15.03        15.03        15.03
  36        15.25        15.25        15.25        15.25        15.25        15.25
  37        19.66        19.66        19.66        19.66        19.66        19.66
  38        18.34        18.34        18.34        18.34        18.34        18.41
  39        18.58        18.58        18.70        19.69        19.69        19.69
  40        18.26        18.26        18.26        18.23        18.23        18.23
  41        19.04        19.04        19.03        19.01        19.01        19.00
  42        17.58        17.58        17.58        17.56        17.56        17.56
  43        17.25        17.25        17.24        17.23        17.23        17.22
  44        19.52        19.52        19.52        19.49        19.49        19.49
  45        16.32        16.32        16.32        16.30        16.30        16.30
  46        17.04        17.04        17.04        17.02        17.02        17.02
  47        15.46        15.46        15.46        15.45        15.45        15.45


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)   B-6 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  48        16.54        16.54        16.54        16.53        16.53        16.52
  49        15.22        15.22        15.22        15.21        15.21        15.21
  50        15.26        15.26        15.26        15.25        15.25        15.25
  51        16.89        16.89        16.89        16.87        16.87        16.87
  52        16.03        16.03        16.03        16.02        16.02        16.02
  53        17.38        17.38        17.38        17.36        17.36        17.36
  54        16.02        16.02        16.02        16.01        16.01        16.01
  55        15.95        15.95        15.94        15.93        15.93        15.93
  56        18.17        18.17        18.17        18.15        18.15        18.15
  57        15.84        15.84        15.84        15.83        15.83        15.83
  58        17.26        17.26        17.26        17.24        17.24        17.24
  59        16.00        16.00        16.00        15.99        15.99        15.99
  60        17.22        17.22        17.22        17.21        17.21        17.21
  61        15.86        15.86        15.86        15.85        15.85        15.85
  62        15.78        15.78        15.78        15.77        15.77        15.77
  63        17.00        17.00        17.00        16.99        16.99        16.98
  64        15.63        15.63        15.63        15.62        15.62        15.62
  65        16.83        16.83        16.83        16.82        16.82        16.82
  66        15.47        15.47        15.47        15.46        15.46        15.46
  67        15.40        15.40        15.40        15.39        15.39        15.39
  68        17.91        17.91        17.91        17.89        17.89        17.89
  69        15.26        15.26        15.26        15.25        15.25        15.25
  70        16.48        16.48        16.48        16.47        16.47        16.47
  71        15.13        15.13        15.12        15.12        15.12        15.12
  72        16.36        16.36        16.35        16.34        16.34        16.34
  73        15.00        15.00        15.00        14.99        14.99        14.99
  74        11.66        11.66        11.66        11.66        11.66        11.66
  75        12.04        12.04        12.04        12.04        12.04        12.04
  76        11.65        11.65        11.65        11.65        11.65        11.65
  77        12.04        12.04        12.04        12.04        12.04        12.04
  78        11.65        11.65        11.65        11.65        11.65        11.65
  79        11.64        11.64        11.64        11.64        11.64        11.64
  80        12.88        12.88        12.88        12.88        12.88        12.88
  81        11.63        11.63        11.63        11.63        11.63        11.63
  82        12.01        12.01        12.01        12.01        12.01        12.01
  83        11.62        11.62        11.62        11.62        11.62        11.62
  84        12.00        12.00        12.00        12.00        12.00        12.00
  85        11.61        11.61        11.61        11.61        11.61        11.61
  86        11.60        11.60        11.60        11.60        11.60        11.60
  87        11.98        11.98        11.98        11.98        11.98        11.98
  88        11.59        11.59        11.59        11.59        11.59        11.59
  89        11.96        11.96        11.96        11.96        11.96        11.96
  90        11.57        11.57        11.57        11.57        11.57        11.57
  91        11.56        11.56        11.56        11.56        11.56        11.56
  92        12.79        12.79        12.79        12.79        12.79        12.79
  93        11.55        11.55        11.55        11.55        11.55        11.55
  94        11.93        11.93        11.93        11.93        11.93        11.93
  95        11.53        11.53        11.53        11.53        11.53        11.53


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)   B-6 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  96        11.91        11.91        11.91        11.91        11.91        11.91
  97        11.52        11.52        11.52        11.52        11.52        11.52
  98        11.51        11.51        11.51        11.51        11.51        11.51
  99        11.89        11.89        11.89        11.89        11.89        11.89
 100        11.50        11.50        11.50        11.50        11.50        11.50
 101        11.87        11.87        11.87        11.87        11.87        11.87
 102        11.48        11.48        11.48        11.48        11.48        11.48
 103        11.48        11.48        11.48        11.48        11.48        11.48
 104        12.26        12.26        12.26        12.26        12.26        12.26
 105        11.46        11.46        11.46        11.46        11.46        11.46
 106        11.83        11.83        11.83        11.83        11.83        11.83
 107        11.45        11.45        11.45        11.45        11.45        11.45
 108        11.82        11.82        11.82        11.82        11.82        11.82
 109        11.43        11.43        11.43        11.43        11.43        11.43
 110        11.42        11.42        11.42        11.42        11.42        11.42
 111        11.80        11.80        11.80        11.80        11.80        11.80
 112        11.41        11.41        11.41        11.41        11.41        11.41
 113        11.78        11.78        11.78        11.78        11.78        11.78
 114        11.39        11.39        11.39        11.39        11.39        11.39
 115        11.39        11.39        11.39        11.39        11.39        11.39
 116        12.60        12.60        12.60        12.60        12.60        12.60
 117        11.37        11.37        11.37        11.37        11.37        11.37
 118        11.74        11.74        11.74        11.74        11.74        11.74
 119        11.36        11.36        11.36        11.36        11.36        11.36
 120        11.73        11.73        11.73        11.73        11.73        11.73
 121        11.34        11.34        11.34        11.34        11.34        11.34
 122        11.33        11.33        11.33        11.33        11.33        11.33
 123        11.70        11.70        11.70        11.70        11.70        11.70
 124        11.32        11.32        11.32        11.32        11.32        11.32
 125        11.69        11.69        11.69        11.69        11.69        11.69
 126        11.30        11.30        11.30        11.30        11.30          -
 127        11.30        11.30        11.30        11.30        11.30          -
 128        12.50        12.50        12.50        12.50        12.50          -
 129        11.28        11.28        11.28        11.28        11.28          -
 130        11.65        11.65        11.65        11.65        11.65          -
 131        11.27        11.27        11.27        11.27        11.27          -
 132        11.64        11.64        11.64        11.64        11.64          -
 133        11.25        11.25        11.25        11.25        11.25          -
 134        11.25        11.25        11.25        11.25          -            -
 135        11.61        11.61        11.61        11.61          -            -
 136        11.23        11.23        11.23        11.23          -            -
 137        11.60        11.60        11.60        11.60          -            -
 138        11.22        11.22        11.22        11.22          -            -
 139        11.21        11.21        11.21        11.21          -            -
 140        12.40        12.40        12.40          -            -            -
 141        11.20        11.20        11.20          -            -            -
 142        11.56        11.56        11.56          -            -            -
 143        11.18        11.18        11.18          -            -            -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)   B-6 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 144        11.55        11.55          -            -            -            -
 145        11.17        11.17          -            -            -            -
 146        11.16        11.16          -            -            -            -
 147        11.53          -            -            -            -            -
 148        11.15          -            -            -            -            -
 149          -            -            -            -            -            -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.100%

              Period   Start Accrual   End Accrual   Swap Notional
              ------   -------------   -----------   --------------
                1        8/15/2007      8/25/2007           -
                2        8/25/2007      9/25/2007           -
                3        9/25/2007     10/25/2007           -
                4       10/25/2007     11/25/2007           -
                5       11/25/2007     12/25/2007           -
                6       12/25/2007      1/25/2008           -
                7        1/25/2008      2/25/2008    429,836,554.75
                8        2/25/2008      3/25/2008    413,775,572.16
                9        3/25/2008      4/25/2008    398,092,049.16
                10       4/25/2008      5/25/2008    382,771,435.48
                11       5/25/2008      6/25/2008    367,773,746.57
                12       6/25/2008      7/25/2008    353,144,841.25
                13       7/25/2008      8/25/2008    338,852,213.16
                14       8/25/2008      9/25/2008    324,904,019.42
                15       9/25/2008     10/25/2008    311,440,888.30
                16      10/25/2008     11/25/2008    298,524,211.11
                17      11/25/2008     12/25/2008    286,148,902.35
                18      12/25/2008      1/25/2009    274,306,805.67
                19       1/25/2009      2/25/2009    262,546,370.19
                20       2/25/2009      3/25/2009    247,607,026.31
                21       3/25/2009      4/25/2009    232,677,402.26
                22       4/25/2009      5/25/2009    211,480,872.95
                23       5/25/2009      6/25/2009    199,499,600.05
                24       6/25/2009      7/25/2009    191,338,583.31
                25       7/25/2009      8/25/2009    183,108,689.23
                26       8/25/2009      9/25/2009    171,492,726.38
                27       9/25/2009     10/25/2009    159,733,497.40
                28      10/25/2009     11/25/2009    141,496,416.75
                29      11/25/2009     12/25/2009    132,436,091.96
                30      12/25/2009      1/25/2010    127,118,224.88
                31       1/25/2010      2/25/2010    121,736,781.76
                32       2/25/2010      3/25/2010    112,306,230.85
                33       3/25/2010      4/25/2010     99,591,097.28
                34       4/25/2010      5/25/2010     83,505,415.96
                35       5/25/2010      6/25/2010     76,751,937.02
                36       6/25/2010      7/25/2010     73,805,334.27
                37       7/25/2010      8/25/2010     70,931,877.14
                38       8/25/2010      9/25/2010     65,997,352.83
                39       9/25/2010     10/25/2010     57,907,719.14
                40      10/25/2010     11/25/2010     50,199,078.75
                41      11/25/2010     12/25/2010     46,735,529.32
                42      12/25/2010      1/25/2011     45,039,683.01
                43       1/25/2011      2/25/2011     43,380,044.30
                44       2/25/2011      3/25/2011     40,540,289.59
                45       3/25/2011      4/25/2011     35,903,657.18
                46       4/25/2011      5/25/2011     31,475,846.04
                47       5/25/2011      6/25/2011     29,468,486.54
                48       6/25/2011      7/25/2011     28,467,583.15
                49       7/25/2011      8/25/2011     27,503,141.53
                50       8/25/2011      9/25/2011     26,570,733.82
                51       9/25/2011     10/25/2011     25,669,322.83
                52      10/25/2011     11/25/2011     24,797,903.78
                53      11/25/2011     12/25/2011     23,955,503.87
                54      12/25/2011      1/25/2012     23,139,468.19
                55       1/25/2012      2/25/2012     22,352,382.96
                56       2/25/2012      3/25/2012     21,585,940.15
                57       3/25/2012      4/25/2012     20,850,798.59
                58       4/25/2012      5/25/2012     20,084,449.61
                59       5/25/2012      6/25/2012     19,230,988.94
                60       6/25/2012      7/25/2012     18,559,280.95
                61       7/25/2012      8/25/2012     17,927,449.33
                62       8/25/2012      9/25/2012     17,310,986.09
                63       9/25/2012     10/25/2012     16,720,899.20
                64      10/25/2012     11/25/2012     16,094,201.67
                65      11/25/2012     12/25/2012     15,374,277.64
                66      12/25/2012      1/25/2013     14,834,861.33
                67       1/25/2013      2/25/2013     14,330,318.01
                68       2/25/2013      3/25/2013     13,839,310.99
                69       3/25/2013      4/25/2013     13,367,975.02
                70       4/25/2013      5/25/2013     12,880,284.86
                71       5/25/2013      6/25/2013     12,343,862.77
                72       6/25/2013      7/25/2013     11,914,962.62
                73       7/25/2013      8/25/2013     11,509,415.92
                74       8/25/2013      9/25/2013           -

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
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

Interest Rate Cap Schedule

Cap Rate: 7.350%

              Period   Start Accrual   End Accrual   Swap Notional
              ------   -------------   -----------   --------------
                1        8/15/2007      8/25/2007    535,301,962.08
                2        8/25/2007      9/25/2007    516,525,039.29
                3        9/25/2007     10/25/2007    498,267,164.75
                4       10/25/2007     11/25/2007    480,497,872.88
                5       11/25/2007     12/25/2007    463,162,523.42
                6       12/25/2007      1/25/2008    446,292,280.72
                7        1/25/2008      2/25/2008           -

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
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

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